Exhibit 10.29

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy
SECOND AMENDMENT TO
NOVAN PATENT AND KNOW-HOW LICENSE AGREEMENT

THIS SECOND AMENDMENT TO NOVAN PATENT AND KNOW-HOW LICENSE AGREEMENT (this “Second Amendment”) is made as of November 2, 2018 (the “Second Amendment Effective Date”) by and between Novan, Inc., a Delaware corporation with a principal place of business at 4105 Hopson Road, Morrisville, North Carolina 27560 (“Novan”), and KNOW Bio, LLC, a North Carolina limited liability company with a principal place of business at 4222 Emperor Blvd. Suite 470, Durham, NC 27703 (“Licensee”). Novan and Licensee may each be referred to as a “Party,” and together as the “Parties.”

RECITALS

WHEREAS, Novan and Licensee entered into that certain Novan Patent and Know-How License Agreement dated December 29, 2015, as amended on October 13, 2017 (the “License Agreement”); and

WHEREAS, Novan and Licensee desire to amend the terms of the License Agreement to update the Novan Patents, Separately-Licensed Patents and Additional UNC Patents licensed under the License Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.Except as otherwise defined in this Second Amendment, capitalized terms shall have the meanings ascribed to them in the License Agreement.

2.Appendix C of the License Agreement is hereby replaced in its entirety by Appendix C attached hereto.

3.Any questions, claims, disputes, or litigation concerning or arising from this Second Amendment shall be governed by the laws of the State of North Carolina without giving effect to the conflicts of laws principles of that state or other country. All disputes with respect to this Second Amendment shall be governed by Section 9.2 and Section 9.3 of the License Agreement.

4.This Second Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the License Agreement. Except as amended by this Second Amendment, the License Agreement shall remain in full force and effect.

5.This Second Amendment may be executed in counterparts (by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail), each of which will be considered an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives.

Novan, Inc.		KNOW Bio, LLC

By:	/s/ G. Kelly Martin	By:	/s/ John C. Oakley
Name:	G. Kelly Martin	Name:	John Oakley
Title:	CEO	Title:	Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix C

Additional UNC Patents

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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